Exhibit 99.1

ASSET PURCHASE AND CONTRIBUTION AGREEMENT

July 16, 2025

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the date first written above by and among BSTR Holdings (Cayman), a Cayman Islands limited liability company (“Contributor”) and BSTR Newco, LLC, a Delaware limited liability company (“Newco” and, together with Contributor, the “Parties”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the BCA (as defined below);

WHEREAS, concurrently with the entry into this Agreement, the Parties are entering into that certain Business Combination Agreement, by and among the Parties and the other parties thereto (as may be amended from time to time, the “BCA”);

WHEREAS, pursuant to Section 9.3(d) of the BCA, completion of the Contribution (as defined below) is a condition in favor of Cantor Equity Partners I, Inc., a Cayman Islands exempted company (“SPAC”), to the closing of the transactions contemplated by the BCA (the “BCA Closing”); and

WHEREAS, Contributor desires to sell and contribute to Newco, and Newco desires to purchase and accept from Contributor, the rights of Contributor in and to 25,000 Bitcoin (the “Bitcoin”), in exchange for the Interest (as defined below), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties hereby agree as follows:

1. Contribution. Subject to the terms and conditions of this Agreement, at the Contribution Closing (as defined below), Contributor shall sell, convey, assign, transfer, and deliver to Newco, and Newco shall purchase and assume from Contributor, all of Contributor’s right, title, and interest in and to, the Bitcoin (the “Purchased Coins”), but, for the avoidance of doubt, not including the Excluded Assets (the “Contribution”).

2. Excluded Assets. Notwithstanding anything to the contrary in this Agreement, in no event shall Contributor be deemed to sell, transfer, assign, convey or deliver, and Contributor shall retain all right, title and interest in and to all other properties, rights, interests and other assets of Contributor that are not Purchased Coins, including the following (collectively, the “Excluded Assets”):

(a)	all cash and cash equivalents, all bank accounts, and all deposits or prepaid or deferred charges and expenses that have been prepaid by Contributor, and any retainers or similar amounts paid to advisors or other professional service providers, in each case in respect of the Purchased Coins;

(b)	Contributor’s claims or other rights under this Agreement, the BCA or the Ancillary Documents, including the Interest (as defined below) and the Merger Consideration Shares (as defined in the BCA); and

(c)	any claims of Contributor for any Tax refunds accrued prior to the Contribution Closing Date (as defined below) or any recoveries under any insurance policies that are paid out prior to the Contribution Closing Date;

3. Consideration. Subject to the terms and conditions of this Agreement, at the Contribution Closing, in consideration for the Contribution, Newco shall issue to Contributor: (a) a number of Newco Class A Interests equal to (x) 25,000 multiplied by the Closing Bitcoin Price, divided by (y) $10.00, and (b) a number of Newco Class B Interests equal to (x) 25,000 multiplied by the Closing Bitcoin Price, divided by (y) $10.00 (collectively, the “Interest”).

4. Closing Date. The closing of the transactions contemplated by this Agreement (the “Contribution Closing”) shall occur on the same date and immediately prior to the BCA Closing, remotely by and upon the electronic exchange and release of signature pages to this Agreement, or at such other place that the parties may mutually agree. The date on which the Contribution Closing occurs is referred to as the “Contribution Closing Date.”

5. Closing Deliverables. At the Contribution Closing:

(a) Newco shall deliver to Contributor evidence of the issuance of the Interest in accordance with Section 3; and

(b) Contributor shall deliver to Newco the Purchased Coins to the wallet address designated by Newco in writing; provided that prior to transferring any Purchased Coins Contributor shall send a test transaction of a de minimis amount of Purchased Coins to test the transfer and the Newco designated wallet address. As part of such test transaction, Contributor shall specify to Newco the wallet address from which the Purchased Coins are being transferred. Contributor shall immediately deliver the remainder of the Purchased Coins upon Newco’s confirmation in writing (email sufficing) that the de minimis amount was received in such wallet address. The transfer of the Purchased Coins shall be deemed complete when the block containing the transfer of the Purchased Coins has been publicly added to the Bitcoin blockchain, and there have been five subsequent blocks mined and publicly added to the Bitcoin blockchain that take into account the Purchased Coin transfer for a total of six (6) confirmations.

6. Conditions to Closing. The obligation of each Party to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Contribution Closing Date, of the following conditions (which may be waived by the Parties in whole or in part to the extent permitted by applicable Law):

(a) Each of the conditions set forth in Article IX of the BCA (other than Sections 9.1(e) and 9.3(d) of the BCA) shall have been satisfied or waived pursuant to and in accordance with the terms set forth therein.

(b) No Law will have been enacted and no Order will have been issued by a Governmental Authority after the date hereof that enjoins, restrains, prevents or prohibits the consummation of the Contribution Closing or makes the consummation of the Contribution Closing illegal.

7. Termination. This Agreement may be terminated prior to the Closing as follows: (a) by the mutual written consent of the Parties and SPAC; or (b) automatically with no further action required by the Parties if the BCA is terminated in accordance with its terms. If this Agreement is terminated in accordance with this Section 7, this Agreement shall become void and of no further force and effect.

8. Further Assurances. Each Party hereto shall execute and deliver, or cause to be executed and delivered, such other instruments as may be reasonably requested by the other Party or reasonably required to effectuate the transactions contemplated hereby and to otherwise carry out the purposes of the Contributions and this Agreement.

9. Representations and Warranties. No Party makes any representations or warranties under or with respect to this Agreement.

10. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

11. Amendments, Supplements, etc. This Agreement may be amended or supplemented only with the prior written consent of each Party and SPAC. No term of this Agreement, nor performance hereof or compliance herewith, may be waived except by a writing signed by the Party giving such waiver.

12. Third-Party Beneficiary. The Parties agree and acknowledge that SPAC is an intended third-party beneficiary of Sections 7 and 11 and shall have the right to enforce Sections 7 and 11 as if an original party hereto.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings or agreements by or among the Parties, written or oral, that may relate to the subject matter hereof.

16. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed and delivered this Contribution Agreement as of the date first written above.

BSTR HOLDINGS (CAYMAN)

By:	/s/ Adam Back
Name:	Adam Back
Title:	Authorized Person

IN WITNESS WHEREOF, the Parties have executed and delivered this Contribution Agreement as of the date first written above.

BSTR NEWCO, LLC

By:	/s/ Adam Back
Name:	Adam Back
Title:	Authorized Person

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